FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 30, 2010 (the “Signature Date”) to be effective as of March 8, 2010 (the “Effective Date”), by and among TWINLAB CORPORATION, a Delaware corporation (“Borrower”), IDEA SPHERE INC., a Michigan corporation (“Parent”), and FIFTH THIRD BANK, an Ohio banking corporation and successor by merger to Fifth Third Bank, a Michigan banking corporation (“Lender”), is as follows:

Preliminary Statements

A.           Borrower, Parent and Lender are parties to a Credit Agreement dated as of January 7, 2008, as amended by the First Amendment to Credit Agreement and Amendment to Loan Documents dated as of December 2, 2008, the Second Amendment to Credit Agreement dated to be effective as of January 2, 2009, and the Third Amendment to Credit Agreement dated to be effective as of May 8, 2009, which Credit Agreement is further amended by the Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of September 8, 2009 (as heretofore amended, the “Forbearance Agreement”), and the First Amendment to Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of November 8, 2009 (such Credit Agreement, as heretofore amended, being the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.           The Loan Parties have requested that Lender: (i) waive the Existing Defaults (as defined in Section 2.1); (ii) amend the Credit Agreement and other Loan Documents to extend the stated Termination Date to March 8, 2011; (iii) increase the maximum Revolving Commitment (subject to availability) to $18,000,000; and (iv) make certain other amendments to the Credit Agreement and certain of the other Loan Documents, as set forth herein.  Lender is willing to consent to such requests and to amend the Credit Agreement and the other Loan Documents to reflect such modifications, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender, Parent and Borrower hereby agree as follows:

1.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1           Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical orders, to provide in their respective entireties as follows:

“Fifth Third Shareholder Loan Payment Period” means, in respect of a date as of which the applicable Fifth Third Shareholder Loan Reserve is being determined, a period of thirteen consecutive calendar weeks, more particularly set forth as follows: (a) the thirteen consecutive calendar weeks beginning on April 9 and ending on July 8 of each calendar year, (b) the thirteen consecutive calendar weeks beginning on July 9 and ending on October 8 of each calendar year, (c) the thirteen consecutive calendar weeks beginning on October 9 of each calendar year and ending on January 8 of the immediately succeeding calendar year, and (d) the thirteen consecutive calendar weeks beginning on January 9 and ending on April 8 of each calendar year.  For purposes of the Fifth Third Shareholder Loan Reserve, the first “Fifth Third Shareholder Loan Payment Period” shall be the Fifth Third Shareholder Loan Payment Period commencing on April 9, 2010.

“Fifth Third Shareholder Loan Reserve” means, as of any date of determination during each Fifth Third Shareholder Loan Payment Period, an amount equal to the amount set forth opposite the periods below:

Period	Reserve Amount
The first calendar week of each Fifth Third Shareholder Loan Payment Period	$0
The second calendar week of each Fifth Third Shareholder Loan Payment Period	$118,750
The third calendar week of each Fifth Third Shareholder Loan Payment Period	$237,500
The fourth calendar week of each Fifth Third Shareholder Loan Payment Period	$356,250
The fifth calendar week of each Fifth Third Shareholder Loan Payment Period	$475,000
The sixth calendar week of each Fifth Third Shareholder Loan Payment Period	$593,750
The seventh calendar week of each Fifth Third Shareholder Loan Payment Period	$712,500
The eighth calendar week of each Fifth Third Shareholder Loan Payment Period	$831,250
The ninth calendar week of each Fifth Third Shareholder Loan Payment Period	$950,000
The tenth calendar week of each Fifth Third Shareholder Loan Payment Period	$1,068,750
The eleventh calendar week of each Fifth Third Shareholder Loan Payment Period	$1,187,500
The twelfth calendar week of each Fifth Third Shareholder Loan Payment Period	$1,306,250
The period commencing with the thirteenth calendar week of each Fifth Third Shareholder Loan Payment Period until the date on which the scheduled principal payment for such Fifth Third Shareholder Loan Payment Period is made in full	$1,425,000

“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated to be effective as of March 8, 2010, among Borrower, Parent, and Lender.

“A2 Milk Adjustment” means that certain one-time, non-recurring, non-cash adjustment to Net Income relating to the permanent impairment of Parent’s investment in A2 Milk Company, up to an aggregate amount of $359,000.

1.2           Section 1.1 of the Credit Agreement is hereby amended by the deletion of the definitions of “Senior Funded Indebtedness to EBITDA Ratio”, “Specific Guarantor Event”, and “Specific Guarantor Standstill Period”, such definitions to be omitted in their respective entireties therefrom.

1.3           The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entireties by substituting the following in their respective places:

“Borrowing Base Reserves” means those reserves against the Borrowing Base deemed necessary by Lender from time to time in good faith based on such credit and collateral considerations as Lender may deem appropriate in its discretion exercised in good faith to reflect contingencies or risks which may adversely affect any or all of the Loan Collateral, the business, operations, or financial condition of Loan Parties taken as a whole or the security of the Obligations, including (i) 100% of the aggregate net mark-to-market exposure, as determined by Lender in good faith, of all Rate Management Obligations then owing by Borrower to Lender or its Affiliate under a Rate Management Agreement, (ii) reserves implemented by Lender from time to time with respect to license agreements where Borrower is the licensee (including under the Existing License Agreements); (iii) reserves for obsolete, excess, and slow-moving Inventory; and (iv) the applicable Fifth Third Shareholder Loan Reserve.

“Capital Contribution Agreement” means the Amended and Restated Capital Contribution Agreement among Mark A. Fox, William W. Nicholson, David L. Van Andel, John Paul DeJoria, Parent, Borrower, and Lender dated as of the Signature Date (as defined in the Fourth Amendment).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio resulting from dividing: (a) the sum of (i) EBITDA for any Test Period, plus (ii) the A2 Milk Adjustment to the extent deducted from Net Income for such Test Period, plus (iii) any Extraordinary Expenses (other than the A2 Milk Adjustment) incurred in that same Test Period up to an aggregate amount equal to $100,000, plus (iv) the Closing Costs incurred in that same Test Period, less (v) Loan Parties’ aggregate consolidated Non-financed Capital Expenditures made in cash during that same Test Period, by (b) Fixed Charges for that same Test Period.

“Fixed Charges” means, for the applicable Test Period, the total (without duplication), in Dollars, of (all as determined on a consolidated basis in accordance with GAAP): (a) the principal amount of Loan Parties’ consolidated long-term debt and obligations, in each case, paid during the applicable Test Period (other than scheduled principal payments on the Fifth Third Shareholder Loans); (b) the principal portion of Loan Parties’ aggregate consolidated Capitalized Lease Obligations paid during the applicable Test Period; (c) Loan Parties’ aggregate consolidated cash payments of interest during the applicable Test Period (including interest paid on the Obligations, the Fifth Third Shareholder Loans, the Alticor Note, the Owner/Affiliate Subordinated Debt, the LaSalle Debt, the Capitalized Lease Obligations and any other Indebtedness for the applicable Test Period); (d) Loan Parties’ aggregate consolidated cash payments of income and franchise taxes during such Test Period (whether or not in the form of Tax Distributions); and (e) dividends and distributions paid by Parent to its shareholders for such Test Period (provided that nothing herein shall be deemed to allow any such dividends and distributions unless expressly permitted under Section 5.6).

“Individual Guarantors” means each of, and collectively, Mark A. Fox, William W. Nicholson, David L. Van Andel, and John Paul DeJoria.

“Revolving Commitment” means $18,000,000, subject to Section 2.2(h).

1.4           The reference to “$10,000,000” in the definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended by substituting a reference to “$12,000,000” for such reference to “$10,000,000” where “$10,000,000” appears therein.

1.5           Clause (g) of the definition of “Refinancing Debt” in Section 1.1 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(g)           Loan Parties are in compliance with the Financial Covenants, on a pro forma basis, after giving effect to the incurrence of such Refinancing Debt and the scheduled repayment of the Indebtedness being Refinanced.  To determine whether there is pro forma compliance with the Financial Covenants, Parent will, on a pro forma basis, provide a worksheet to Lender at least 10 days before incurring such Refinancing Debt, which (i) restates the Financial Statements received by Lender for the Fiscal Quarter or the Fiscal Year, as applicable, ended most closely before the date such Refinancing Debt is proposed to be incurred as if the proposed Refinancing Debt had been made, and the Indebtedness had been Refinanced, at the beginning of the applicable Test Period and (ii) calculates the Fixed Charge Coverage Ratio under Section 5.10 and the minimum Tangible Net Worth under Section 5.12 in each case taking into account such proposed Refinancing Debt as if the proposed Refinancing Debt had been made, and the Indebtedness had been refinanced, at the beginning of the applicable Test Period.

1.6           Each reference to “March 8, 2010” in the definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by substituting a reference to “March 8, 2011” for such reference to “March 8, 2010” where “March 8, 2010” appears therein.

1.7           The third sentence of Section 2.1(a) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

“If, at any time, Lender implements a Borrowing Base Reserve other than a Fifth Third Shareholder Loan Reserve (“Borrowing Base Reserve Implementation”): (i) in excess of $100,000, Lender will give Borrower 5 Business Days advance written notice of such Borrowing Base Reserve Implementation unless an Event of Default then exists, in which case Lender will give Borrower contemporaneous oral or written notice of such Borrowing Base Reserve Implementation, and (ii) in an amount less than or equal to $100,000, Lender will give Borrower prompt notice of such Borrowing Base Reserve Implementation.

1.8           Section 2.1(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(c)           On the Signature Date (as defined in the Fourth Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 to the Fourth Amendment (as amended and restated, the “Revolving Note”), dated to be effective as of the Effective Date (as defined in the Fourth Amendment), in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note.  Subject to compliance with the applicable provisions of Section 6.4(b) and the Revolving Note, Borrower may prepay the Revolving Loans in whole or part at any time without premium or penalty.

1.9           Section 2.2(b) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(b)           On the Signature Date (as defined in the Fourth Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(b) to the Fourth Amendment (as amended and restated, the “Term Loan A Note”), dated to be effective as of the Effective Date (as defined in the Fourth Amendment), in the original principal amount of $3,452,376, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan A Note.

1.10           Section 2.2(d) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(d)           On the Signature Date (as defined in the Fourth Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) to the Fourth Amendment (as amended and restated, the “Term Loan B Note”), dated to be effective as of the Effective Date (as defined in the Fourth Amendment), in the original principal amount of $7,833,342, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan B Note.

1.11           On and after the Signature Date, each reference to “10.50%” in Section 2.3(j) of the Credit Agreement is hereby amended by substituting a reference to “6.0%” for such reference to “10.50%” where “10.50%” appears therein.

1.12           On and after the Signature Date, the reference to “0.50%” in Section 2.8 of the Credit Agreement is hereby amended by substituting a reference to “0.75%” for such reference to “0.50%” where “0.50%” appears therein.

1.13           Section 5.11 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

5.11           [Intentionally Omitted].

1.14           Section 6.1(f) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(f)           (i)  There occurs an Owner/Affiliate Subordinated Debt Default which has not been waived in writing by the Owner/Affiliate Subordinated Creditors except to the extent the remedies thereunder are stayed under the applicable Owner/Affiliate Subordination Agreement; (ii) There occurs a LaSalle Debt Default which has not been waived in writing by LaSalle except to the extent the remedies thereunder are stayed under the LaSalle Intercreditor Agreement; (iii) A Loan Party defaults under the terms of the Alticor Note, and such default gives Alticor the right to accelerate the Indebtedness which is evidenced by the Alticor Note, and such default is not cured within any applicable cure period, if any, set forth in such Alticor Note, or if no such cure period is set forth, within 3 Business Days; (iv) There occurs a default or event of default under the Fifth Third Shareholder Loan Documents; (v) There occurs a default or event of default under the Indebtedness owing by David L. Van Andel, William W. Nicholson, and Mark A. Fox to Wells Fargo Bank, National Association; or (vi) A Loan Party defaults under the terms of any other Indebtedness for borrowed money or lease that, individually or in the aggregate (when added to all other Indebtedness, if any, of any one or more Loan Party then in default), involves Indebtedness for borrowed money or lease payments in excess of $1,000,000 and such default gives any creditor or lessor the right to accelerate the maturity of any such Indebtedness for borrowed money or lease payments and such default is not cured within any applicable cure period; or

1.15           Section 6.1(u) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(u)           (i) an Individual Guarantor defaults under his Individual Guaranty, (ii) an Individual Guarantor denies his obligation to guarantee the Obligations (or, as it respects John Paul DeJoria, the portion of the Obligations guaranteed by John Paul DeJoria) or attempts to limit or terminate his obligation to guarantee the Obligations subject to the terms of his Individual Guaranty, or (iii) an Individual Guarantor dies or becomes legally incompetent; or

1.16           The first sentence of Section 6.6 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

“In the event that there is an Event of Default under one or more of the Curable Financial Covenants (and there is no other Event of Default then in existence), Borrower may cure such Event of Default(s) if (a) Capital Contribution Payments are made in strict compliance with the terms of the Capital Contribution Agreement and (b) Lender receives Capital Contribution Payments, in cash, in an amount sufficient, (i) if treated as being EBITDA for the applicable Test Period, to cause compliance with the Fixed Charge Coverage Ratio, and (ii) if the amount of the Tangible Net Worth Cure Calculation is deemed to be Borrower’s Tangible Net Worth as of the end of the applicable Test Period, to cause compliance with the minimum Tangible Net Worth covenant.”

1.17           Schedule 1.2 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 1.2 in its place.  Schedule 1.3 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 1.3 in its place.  Schedule 1.4 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 1.4 in its place.  Schedule 1.5 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 1.5 in its place.  Schedule 3.1 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.1 in its place.  Schedule 3.3 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.3 in its place. Schedule 3.5 of the Credit Agreement is hereby supplemented by the addition of the document attached hereto as the Supplement to Schedule 3.5.  Schedule 3.6 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.6 in its place.  Schedule 3.12(a) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.12(a) in its place.  Schedule 3.12(b) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.12(b) in its place.  Schedule 3.19 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.19 in its place.  Exhibit 4.3(d) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(d) in its place.  Exhibit 4.3(f) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(f) in its place.   Schedule 5.1 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 5.1 in its place.

2.           Waiver of Existing Defaults; Acknowledgment Regarding Forbearance.

2.1           Waiver of Existing Defaults. As previously communicated by Lender to Borrower, and based upon financial and other information submitted by Borrower to Lender, Borrower and Parent acknowledge that the following Events of Default have occurred and continue to exist as of the Signature Date (collectively, the “Current Defaults”): (a) the “Existing Defaults” as defined in the Forbearance Agreement (including the additions to such “Existing Defaults” set forth in Recital B of the First Amendment to Forbearance Agreement, (b) under Section 5.11 of the Credit Agreement (prior, and without giving effect, to this Amendment) as a result of the violation of the Senior Funded Indebtedness to EBITDA Ratio Financial Covenant for the Test Period ended December 31, 2009, (c) under Section 6.1(f) of the Credit Agreement as a result of the occurrence of defaults prior to the Signature Date under the Fifth Third Shareholder Loans, which defaults are enumerated in the loan documents disclosed on Schedule 1.3 hereto, (d) under Section 6.1(f) of the Credit Agreement as a result of the occurrence of defaults prior to the Signature Date under the LaSalle Debt related to cross defaults stemming from defaults under the Credit Agreement and the Fifth Third Shareholder Loans (the “LaSalle Cross-Defaults”) and as a result of the occurrence of defaults prior to the Signature Date under the Alticor Note, and (e) under Section 4.9 of the Credit Agreement as a result of the Loan Parties’ failure to timely provide written notice to Lender of any of the foregoing Events of Default set forth in the immediately preceding clauses (a) through (d).  Borrower has requested that Lender waive the Current Defaults.  Lender hereby waives the Current Defaults for the specific periods indicated; provided that Lender’s waiver of the LaSalle Cross-Defaults is conditioned on Lender’s receipt of the LaSalle Debt Documents required pursuant to, and in accordance with, Section 3.1.  The waiver provided in this Section 2.1, either alone or together with other waivers which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to waive any Event of Default, whether past, present, or future, other than the Current Defaults, (ii) constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Loan Documents, or (iii) reduce, restrict or in any way affect the discretion of Lender in considering any future waiver requested by Borrower.

2.2           Acknowledgment Regarding Forbearance.  Lender, Parent, and Borrower hereby specifically acknowledge and agree that: (i) on and after the Signature Date, the Forbearance Period (as defined in the Forbearance Agreement) has ended and such terms are of no further force or effect with respect to any event or period occurring thereafter, (ii) the Terminated Forbearance Provisions (as defined below) are hereby terminated, and (iii) no party has any further rights, commitments or other obligations under, or arising out of, the Terminated Forbearance Provisions.  As used herein, the “Terminated Forbearance Provisions” means, collectively, (a) Section 2.1, Section 2.2, Section 2.3 and Section 7 of the Forbearance Agreement and (b) Section 1 of the First Amendment to Forbearance Agreement.

3.           Additional Covenants.

3.1           Evidence of LaSalle Debt Extension and Waiver.  On or before April 30, 2010, Borrower will deliver to Lender evidence, in form and substance satisfactory to Lender: (a) that the maturity of the LaSalle Debt has been extended to a date that is on or after March 8, 2011 and (b) that LaSalle has waived the LaSalle Cross-Defaults (as defined in Section 2.1).

3.2           Business Plan.  On or before April 10, 2010, Borrower will deliver to Lender a formal business plan, in form and substance satisfactory to Lender, with respect to Borrower’s operations and financial condition.

3.3           Consultant. On or before May 31, 2010, Borrower will retain a consultant reasonably acceptable to Lender (the “Consultant”).  Bank will provide Borrower with names of three consultants that are acceptable to Lender promptly upon execution of this Amendment.  The Consultant will conduct an assessment of the business plan delivered by Borrower to Lender pursuant to, and in accordance with, Section 3.2, and will prepare and deliver to Lender a detailed written report summarizing its assessment.  Lender shall have the right to contact the Consultant directly without any Loan Party’s participation in such discussions; provided that Borrower shall have the right to have Bob Conologue, as Chief Financial Officer of Borrower (or his successor in such capacity), attend any discussion between Lender and the Consultant on Loan Parties’ behalf.  The fee for the Consultant shall be the sole responsibility of Borrower.  Bank acknowledges Borrower’s desire to limit the fees for the Consultant to $50,000.  Provided that the scope of Consultant’s services are consistent with the provisions of this Section 3.3, and Consultant makes itself available to Bank for discussions consistent with this Section 3.3, Bank does not object to Borrower’s desire to negotiate such a fee cap with Consultant.

3.4           Appraisals.  On or before April 30, 2010, Lender shall have received, at the sole cost of Borrower, current appraisals of each of Borrower's Inventory and Equipment, in each case from an appraiser, and prepared on a basis, satisfactory to Lender and which such appraisals shall include information required by applicable law and regulations and by the internal policies of Lender.  The appraisers performing the appraisals and the methods of appraisal used by the appraisers doing the appraisals are subject to Lender’s approval in its discretion exercised in good faith.

3.5           FTWM Debt Payments.  On or before March 31, 2010, Borrower shall pay to Lender an amount equal to $2,500,000 for application against the outstanding principal balance of the Fifth Third Shareholder Loans.  If Borrower fails to make any payment of principal or interest in respect of the Fifth Third Shareholder Loans when due, Lender is entitled (but in no event obligated), and Borrower hereby irrevocably authorizes Lender, to disburse such sums as an advance of the Revolving Loans.  If an advance of a Revolving Loan by Lender pursuant to this Section 3.5 results (or to the extent that it results) in any Overadvance, then Borrower will (without duplication of Section 2.1(a) of the Credit Agreement) immediately eliminate any Overadvance in accordance with the terms of Section 2.1(a) of the Credit Agreement.

3.6           Individual Guarantor Statements.  On or before May 1, 2010, Borrower shall furnish to Lender: (a) a personal financial statement, in form and substance satisfactory to Lender, with respect to each of the Individual Guarantors (other than David L. Van Andel) as of the end of the calendar year ended December 31, 2009, and (b) a liquidity statement, in form and substance satisfactory to Lender, with respect to David L. Van Andel as of the end of the calendar year ended December 31, 2009.

3.7           Default of Additional Covenants.  Without limiting any other term or provision of this Amendment or any other Loan Document, Borrower and Parent acknowledge that failure to comply with the covenants and obligations set forth in this Section 3 will constitute an immediate Event of Default under the Credit Agreement and other Loan Documents.

4.           Conditions Precedent.  On or prior to the time and date that Lender executes this Amendment, and as a condition to the effectiveness of this Amendment, each of the following conditions precedent shall have been satisfied in the sole judgment of Lender

4.1           Other Documents.  With the signing of this Amendment, and as a condition of this Amendment, Borrower will deliver to Lender: (a) an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to this Amendment (the “Amended and Restated Revolving Note”); (b) an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(b) attached to this Amendment (the “Amended and Restated Term Loan A Note”); (c) an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) attached to this Amendment (the “Amended and Restated Term Loan B Note”); (d) evidence, in form and substance satisfactory to Lender in its sole discretion, that this Amendment and the transactions contemplated hereby and thereby were duly authorized by the Board of Directors of Borrower; (e) evidence, in form and substance satisfactory to Lender in its sole discretion, that the Reaffirmation of Guaranty and Security (as referenced in Section 4.2) and the transactions contemplated thereby were duly authorized by the Board of Directors or Members, as applicable, of each Loan Party (other than Borrower); (f) an Amended and Restated Capital Contribution Agreement, in form and substance satisfactory to Lender in its sole discretion, duly signed by the Contributors, Parent and Borrower; and (g) all other documents, instruments and agreements, in form and substance satisfactory to Lender in its sole discretion, deemed necessary or desirable by Lender to effect the amendments to Borrower’s credit facilities with Lender contemplated by this Amendment.

4.2           Reaffirmation of Guaranty and Security; Reaffirmation of Individual Guaranties.  As a condition of this Amendment, Borrower and Parent shall cause (i) each of the Loan Parties (other than Borrower) to execute the Reaffirmation of Guaranty and Security below and (ii) each of the Individual Guarantors to execute the Reaffirmation of Individual Guaranties below.

4.3           Reaffirmation of Subordination.  As a condition of this Amendment, Borrower and Parent shall cause each of the Owner/Affiliate Subordinated Creditors to execute the Reaffirmation of Subordination below.

4.4           Reaffirmation of Acknowledgment to Intercreditor Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the applicable parties party thereto to execute the Reaffirmation of Acknowledgment to Intercreditor Agreement below.

4.5           Fifth Third Shareholder Loan Documents.  Borrower shall execute and deliver, or cause to be executed and delivered, to Lender, all in form and substance satisfactory to Lender: (a) an Amended, Restated, and Consolidated Draw Loan Note and Agreement  with respect to the existing Fifth Third Shareholder Loans (the “Fifth Third Shareholder Loan Note”) and (b) all other documents, instruments and agreements deemed necessary or desirable by Lender to effect the amendments to the Fifth Third Shareholder Loans contemplated by the Fifth Third Shareholder Loan Note.

5.           Reaffirmation of Security.  Borrower, Parent and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral.  Each of Borrower and Parent ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each of Borrower and Parent acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent of any Permitted Liens.

           6.           Representations.  To induce Lender to accept this Amendment, each of Borrower  and Parent hereby represents and warrants to Lender as follows:

                      6.1           Each of Borrower and Parent has full power and authority to enter into, and to perform its obligations under, as applicable, this Amendment, the Amended and Restated Revolving Note, the Amended and Restated Term Loan A Note, the Amended and Restated Term Loan B Note, and the other Loan Documents being executed and/or delivered in connection  herewith (collectively, the “Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, the applicable Amendment Documents have been duly authorized by all necessary corporate action.

                      6.2           Each Amendment Document, as applicable, constitutes the legal, valid and binding obligations of Borrower and Parent, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

                      6.3           Borrower’s and Parent’s representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

6.4           No Event of Default has occurred and is continuing under the Credit Agreement, other than the Existing Defaults (as defined in Section 2.1).

           7.           Costs and Expenses; Fee.  As a condition of this Amendment, (i) Borrower will pay to Lender a fee of $250,000, payable in full on the Signature Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (ii) Borrower will pay and reimburse Lender, promptly upon Lender’s request, for the costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

8.           Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

           9.           Release.  Each of Borrower and Parent, on such Loan Party’s behalf and, as applicable, on behalf of such Loan Party’s officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, hereby represents and warrants that such Loan Party has no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  Each of Borrower and Parent, on such Loan Party’s behalf and, as applicable, on behalf of such Loan Party’s officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, voluntarily releases and forever discharges and indemnifies and holds harmless all Lender Parties from any and all Claims and other third-party claims that may be asserted against the Lender Parties, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Loan Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Lender Party and any Loan Party or other Person, or (d) any other actions or inactions by any Lender Party, all on or prior to the Signature Date.

           10.           Default.  Any default by Borrower or Parent in the performance of any of such Loan Party’s obligations under any Amendment Document shall constitute an Event of Default under the Credit Agreement.

           11.           Continuing Effect of Credit Agreement.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

           12.           One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to: (a) the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (b) the Revolving Note will be deemed to be references to Amended and Restated Revolving Note, (c) the Term Loan A Note will be deemed to be references to the Amended and Restated Term Loan A Note, and (d) the Term Loan B Note will be deemed to be references to the Amended and Restated Term Loan B Note.  Any Amendment Document may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

           13.           Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

           14.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

           15.           Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles). If any term of this Amendment is found invalid under Illinois law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

16.           Joint Obligations.  The obligations of Borrower and Parent under this Amendment and, as applicable, the other Loan Documents are joint, several and primary.  No Loan Party will be or be deemed to be an accommodation party with respect to any of the Loan Documents.

17.           WAIVER OF JURY TRIAL. BORROWER, PARENT, AND LENDER EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Amendment by their duly authorized officers on the Signature Date to be effective as of the Effective Date.

TWINLAB CORPORATION
IDEA SPHERE INC.

By: /S/ Mark A, Fox
Mark A. Fox, President and Chief Operating Officer

FIFTH THIRD BANK

By: /S/ Andrew P. Hanson
Andrew P. Hanson, Vice President

SIGNATURE PAGE TO
FOURTH AMENDMENT TO CREDIT AGREEMENT